                                                                     Exhibit 5.1

                       OPINION OF LOWENSTEIN SANDLER PC

                                                               September 5, 2000

ITXC Corp.
600 College Road East
Princeton, New Jersey 08540

Ladies and Gentlemen:

We are acting as special counsel to ITXC Corp., a Delaware corporation, in connection with the Registration Statement being filed by ITXC Corp. with the Securities and Exchange Commission (the "Registration Statement") with respect to up to 6,030,535 shares of common stock of ITXC Corp. (the "Shares") proposed to be issued in connection with the merger (the "Merger") of Eye Merger Corp., an Oregon corporation and a wholly owned subsidiary of ITXC Corp. ("Subcorp"), with and into eFusion, Inc., an Oregon corporation, as described in the Joint Proxy Statement/Prospectus that is a part of the Registration Statement (the "Joint Proxy Statement/Prospectus"). In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of ITXC Corp. and Subcorp, and other instruments, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.

Based upon and subject to the foregoing, we are of the opinion that the Shares being registered under the Registration Statement, when issued pursuant to the Merger following approval of the Amended and Restated Agreement and Plan of Merger, dated as of July 25, 2000, by and among ITXC Corp., Subcorp and eFusion, Inc., and the approval of the amendment and restatement to the eFusion, Inc. articles of incorporation, each by the requisite votes of the stockholders of eFusion, Inc., and the approval of the issuance of the Shares by the requisite vote of the stockholders of ITXC Corp., will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "LEGAL MATTERS" in the Joint Proxy Statement/Prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.


                                                Very truly yours,

                                                /s/ LOWENSTEIN SANDLER PC